LightPath Technologies, Inc. 8-K

Exhibit 10.2

LightPath Technologies, Inc.

Avidbank

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Second Amended and Restated Loan And Security Agreement is entered into as of December 21, 2016, by and between Avidbank (“Bank”) and LightPath Technologies, Inc. (“Parent”).

Recitals

Parent and Bank are parties to that certain Loan and Security Agreement dated as of September 30, 2013 (the “Original Agreement”), as amended and restated pursuant to that certain Amended and Restated Loan and Security Agreement dated as of December 23, 2014 and as further amended pursuant to that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of December 23, 2015 (the “2014 Agreement”). The parties desire to amend and restate the 2014 Agreement in accordance with the terms of this Agreement.

Agreement

The parties agree as follows:

1.

Definitions, Accounting and Other Terms; Amendment and Restatement.

1.1

Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to a Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by a Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by a Borrower and such Borrower’s Books relating to any of the foregoing.

“Adjusted EBITDA” means Borrowers’ consolidated earnings before interest, taxes, depreciation and amortization expenses, plus stock–based compensation expenses, expenses (income) related to change of fair value of warrants, foreign currency translation loss, and other acquisition related expenses, such as one-time balance sheet adjustments and transaction expenses .

“Advance” or “Advances” means a cash advance or cash advances under the Revolving Facility.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Bank Expenses” means all: reasonable costs or expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; reasonable Collateral audit fees; and Bank’s reasonable attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents (including fees and expenses of appeal), incurred before, during and after an Insolvency Proceeding, whether or not suit is brought.

“Borrower” or “Borrowers” means, individually and collectively, Parent and any Person added to this Agreement hereunder by execution of a Joinder Agreement in substantially similar form as Exhibit E attached hereto.

“Borrower’s Books” means all of a Borrower’s books and records including: ledgers; records concerning such Borrower’s assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

“Borrowing Base” means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrowers.

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“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Change in Control” shall mean a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of a Borrower ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the board of directors of such Borrower, who did not have such power before such transaction.

“Chinese Subsidiary” means collectively, Parent’s wholly owned Subsidiaries named LightPath Optical Instrumentation (Shanghai) Co., Ltd. and LightPath Optical Instrumentation (Zhenjiang) Co., Ltd., both formed under the laws of China.

“Code” means the California Uniform Commercial Code.

“Collateral” means the property described on Exhibit A attached hereto.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Bank in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

“Copyrights” means any and all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof.

“Credit Extension” means any Advance, Acquisition Term Loan or any other extension of credit by Bank for Borrowers’ benefit.

“Daily Balance” means the amount of the Obligations owed at the end of a given day.

“Effective Date” means the date of this Agreement.

“Eligible Accounts” means those Accounts that arise in the ordinary course of a Borrower’s business that comply with all of Borrowers’ representations and warranties to Bank set forth in Section 5.4 and net after all customer deposit and vendor offsets; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank’s reasonable judgment and upon notification thereof to Borrowers in accordance with the provisions hereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

(a)

Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

(b)

Accounts with respect to an account debtor, at any given time, if thirty-five percent (35%) of outstanding Accounts for such account debtor are then aged more than ninety (90) days after invoice date;

(c)

Accounts with respect to which the account debtor is an officer, employee, or agent of a Borrower;

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(d)

Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, demo or promotional, or other terms by reason of which the payment by the account debtor may be conditional;

(e)

Accounts with respect to which the account debtor is an Affiliate of any Borrower;

(f)

Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada, except for Eligible Foreign Accounts;

(g)

Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

(h)

Accounts with respect to which a Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to a Borrower or for deposits or other property of the account debtor held by a Borrower, but only to the extent of any amounts owing to the account debtor against amounts owed to such Borrower;

(i)

Accounts with respect to an account debtor, including Subsidiaries and Affiliates of such account debtor, that in the aggregate exceed thirty-five percent (35%) of all Accounts at any given time, except as approved in writing by Bank;

(j)

Accounts that have not yet been billed to the account debtor or that relate to deposits (such as good faith deposits) or other property of the account debtor held by a Borrower for the performance of services or delivery of goods which Borrowers have not yet performed or delivered;

(k)

prebillings, retention billings, progress billings or bonded receivables;

(l)

Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; or

(m)

Accounts which Bank reasonably determines to be unsatisfactory for inclusion as an Eligible Account.

“Eligible Foreign Accounts” means Accounts with respect to which the account debtor does not have its principal place of business in the United States or Canada and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution, reasonably acceptable to Bank, (ii) covered in full by credit insurance reasonably satisfactory to Bank, less any deductible, or (iii) that Bank approves on a case-by-case basis.

“Equipment” means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which a Borrower has any interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8.

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“Fixed Charge Coverage Ratio” means, as of any particular measurement date (the “Measurement Date”), a ratio of (a) Borrowers’ consolidated Adjusted EBITDA for the twelve month period ending on the Measurement Date to (b) the sum of (i) the scheduled principal and interest payments to be made to Bank with respect to the Acquisition Term Loan during the twelve month period immediately following the Measurement Date, plus (ii) the interest payments paid or payable to Bank with respect to the Advances during the twelve month period ending on the Measurement Date, plus (iii) the scheduled principal and interest payments to be made on all Subordinated Debt during the twelve month period immediately following the Measurement Date plus (iv) the amount of non-financed capital expenditures made during the twelve month period ending on the Measurement Date, plus (v) taxes paid or payable during the twelve month period ending on the Measurement Date, plus (vi) all the principal and interest payments on all capital lease obligations during the during the twelve month period ending on the Measurement Date, plus (vii) all dividends and distributions made during the twelve month period ending on the Measurement Date.

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Indebtedness” means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” means all of a Borrower’s right, title, and interest in and to the following: Copyrights, Trademarks and Patents; all trade secrets, all design rights, claims for damages by way of past, present and future infringement of any of the rights included above, all licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights; all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and all proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

“Inventory” means all inventory in which a Borrower has or acquires any interest, including work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of such Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and such Borrower’s Books relating to any of the foregoing.

“Investment” means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” means, collectively, this Agreement, any note or notes executed by a Borrower, any guarantees by third parties, and any other document, instrument or agreement entered into in connection with this Agreement or any other credit facilities or services provided by Bank to a Borrower, all as amended or extended from time to time.

“Lockbox Agreement” means that certain Lockbox Service Agreement between Parent and Bank dated as of August 6, 2013, as amended, restated or otherwise modified from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrowers and their Subsidiaries taken as a whole or (ii) the ability of Borrowers to repay the Obligations or otherwise perform their obligations under the Loan Documents or (iii) the value or priority of Bank’s security interests in the Collateral.

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“Negotiable Collateral” means all letters of credit of which a Borrower is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and such Borrower’s Books relating to any of the foregoing.

“Obligations” means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrowers pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrowers to others that Bank may have obtained by assignment or otherwise.

“Parent’s Knowledge” and terms and phrases of similar import, whether or not capitalized, means (i) actual knowledge, awareness or belief possessed by the executive officers and directors of Parent, and (ii) the knowledge, awareness or belief that such executive officers and directors would have possessed by using reasonable care and diligence under the circumstances.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Periodic Payments” means all installments or similar recurring payments that Borrowers may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrowers and Bank.

“Permitted Indebtedness” means:

(a)

Indebtedness of Borrowers in favor of Bank arising under this Agreement or any other Loan Document;

(b)

Indebtedness existing on the Effective Date and disclosed in the Schedule;

(c)

Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens,” provided (i) such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and (ii) such Indebtedness (excluding such Indebtedness in favor of Bank) does not exceed $600,000 in the aggregate at any given time;

(d)

Subordinated Debt;

(e)

Indebtedness incurred in connection with the terms of any lease agreement for facilities to which a Borrower or its foreign Subsidiary is currently a party to or any lease agreement hereinafter entered into by a Borrower or its foreign Subsidiary in the ordinary course of business, including, but not limited to any tenant improvements; and

(f)

Indebtedness incurred in connection with the extension, renewal or refinancing of the Indebtedness described in clauses (a) through (e) above, provided that the principal amount of the indebtedness being extended, renewed or refinanced does not increase or the terms modified do not impose more burdensome terms upon a Borrower or its Subsidiary, as the case may be.

“Permitted Investment” means:

(a)

Investments, including the ownership of Shares, existing on the Effective Date and disclosed in the Schedule; and

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(b)

(i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Borrowers’ money market accounts at Bank or disclosed in the Schedule (provided that such accounts are subject to account control agreement(s) in form and substance satisfactory to Bank).

“Permitted Liens” means the following:

(a)

Any Liens existing on the Effective Date and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

(b)

Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no priority over any of Bank’s security interests;

(c)

Liens (i) upon or in any equipment which was not financed by Bank acquired or held by a Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, (ii) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment or (iii) upon or in any equipment which was leased by a Borrower as disclosed in the Schedule or is leased hereafter; and

(d)

Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a) through (c) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“Prepayment Fee” means a cash fee in the amount equal to (i) 1% of the principal amount of the Acquisition Term Loan if such prepayment occurs on or prior to the first anniversary of the Funding Date, or (ii) 0.75% of the principal amount of the Acquisition Term Loan if such prepayment occurs after the first anniversary of the Funding Date but on or prior to the second anniversary of the Funding Date, or (iii) 0.50% of the principal amount of the Acquisition Term Loan if such prepayment occurs after the second anniversary of the Funding Date but on or prior to the third anniversary of the Funding Date, or (iv) 0.25% of the principal amount of the Acquisition Term Loan if such prepayment occurs after the third anniversary of the Funding Date but on or prior to the fourth anniversary of the Funding Date.

“Prime Rate” means the variable rate of interest, per annum, that appears in The Wall Street Journal from time to time, whether or not such announced rate is the lowest rate available from Bank. If the Prime Rate is no longer published in the Wall Street Journal or is otherwise no longer available, Bank will choose a new index within its reasonable discretion that is determined by the Bank to be based upon comparable information.

“Required Approvals” means the filing of an application and registration with, and the approval by the Ministry of Commerce, the State Administration for Industry and Commerce, the foreign exchange authority and other applicable governmental agencies of the Peoples Republic of China required for the grant, creation, attachment, perfection and enforceability of a security interest in the equity interests of the Chinese Subsidiaries.

“Responsible Officer” means any of the Chief Executive Officer, President, Chief Financial Officer or Controller of each Borrower.

“Revolving Facility” means the facility under which Borrowers may request Bank to issue Advances, as specified in Section 2.1(a) hereof.

“Revolving Line” means a credit extension of up to One Million Dollars ($1,000,000).

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“Revolving Maturity Date” means the first anniversary of the Effective Date.

“Schedule” means the schedule of exceptions attached hereto and approved by Bank, if any.

“Shares” is one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower or any Subsidiary of a Borrower, in any direct or indirect domestic Subsidiary; and sixty five percent (65%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower or any Subsidiary of a Borrower, in any direct or indirect foreign Subsidiary; provided however the Shares shall not include any shares of a Chinese Subsidiary (the “PRC Shares”) until the Required Approvals have been obtained.

“Subordinated Debt” means any debt incurred by a Borrower that is subordinated to the debt owing by such Borrower to Bank on terms acceptable to Bank (and identified as being such by such Borrower and Bank).

“Subsidiary” means any corporation, company or partnership in which (i) any general partnership interest or (ii) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the board of directors, managers or trustees of the entity, at the time as of which any determination is being made, is owned by a Borrower, either directly or through an Affiliate.

“Target” means ISP Optics Corporation.

“Trademarks” means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of a Borrower connected with and symbolized by such trademarks.

“Transfer” has the meaning given to it in Section 7.1 of this Agreement.

1.2

Accounting and Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code to the extent such terms are defined therein.

1.3

Amendment and Restatement. This Agreement is intended to and does completely amend and restate, without novation, the 2014 Agreement. All security interests granted under the 2014 Agreement and all security agreements entered into in connection therewith are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement. All filings and financing statements filed in connection with the 2014 Agreement and continue to perfect Bank’s Lien in the Collateral. All promissory notes and other instruments delivered to Bank in connection with the 2014 Agreement are hereby confirmed and ratified and shall continue to apply to all Obligations under this Agreement. Without limiting the foregoing, Borrowers acknowledge and agree that the Lockbox Agreement, as amended, is in full force and effect as of the date hereof.

2.

Loan and Terms Of Payment.

2.1

Credit Extensions.

Each Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of all Credit Extensions made by Bank to Borrowers hereunder. Borrowers shall also pay interest on the unpaid principal amount of such Credit Extensions at rates in accordance with the terms hereof.

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(a)

Revolving Advances.

(i)

Subject to and upon the terms and conditions of this Agreement, Borrowers may request Advances in an aggregate outstanding amount not to exceed the lesser of (i) the Revolving Line or (ii) the Borrowing Base. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Interest hereunder shall be due and payable on the last business day of each month during the term hereof. Borrowers may prepay any Advances without penalty or premium. Borrowers shall use the proceeds of the Advances for working capital purposes.

(ii)

Whenever a Borrower desires an Advance, such Borrower will notify Bank by email, facsimile transmission or telephone no later than 2:00 p.m. Pacific Time, on the Business Day that is one day before the Business Day the Advance is to be made. Each such notification shall be promptly confirmed by a Borrowing Base Certificate in substantially the form of Exhibit C hereto. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer or a designee of a Responsible Officer, or without instructions if in Bank’s discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any email or telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer or a designee thereof, and Borrowers shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section to a Borrower’s deposit account at Bank.

(b)

Acquisition Term Loan.

(i)

Subject to and upon the terms and conditions of this Agreement, Bank agrees to make a single cash advance (the “Acquisition Term Loan”) to Parent in an original principal amount of up to Six Million Dollars ($6,000,000) and no less than Three Million Dollars ($3,000,000). The proceeds of the Acquisition Term Loan shall be used to finance the acquisition of Target.

(ii)

Interest shall accrue from the date the Acquisition Term Loan is made to Parent (the “Funding Date”) at the rate specified in Section 2.3. Payments of interest only shall be made monthly in arrears on the tenth day of each month for the first six months following the Funding Date. Thereafter, the Acquisition Term Loan shall be payable in fifty-four (54) monthly installments of principal (each, a “Scheduled Payment”), plus all accrued interest, beginning on the tenth day of the seventh month following the Funding Date in accordance with the payment schedule set forth below, and continuing on the same day of each month thereafter through the fifth anniversary of the Funding Date (the “Acquisition Term Loan Maturity Date”), at which time all amounts owing under this Section 2.1(b) and any other amounts related thereto shall be immediately due and payable.

Scheduled Payments 1 – 12:	[11.12% of the Acquisition Term Loan divided by 6]
Scheduled Payments 13 – 54:	[22.22% of the Acquisition Term Loan divided by 12]

(iii)

Borrowers shall have the option to prepay all but not less than all of the Acquisition Term Loan provided that Borrowers provide written notice to Bank of its election to prepay the Acquisition Term Loan at least ten (10) days prior to such prepayment, and pays, on the date of such prepayment, (1) the outstanding principal amount of the Acquisition Term Loan being repaid, plus (2) all accrued interest thereon, plus (3) all other sums, if any, that shall have become due and payable under the Loan Documents and relate to such Acquisition Term Loan, plus (4) the Prepayment Fee. The Acquisition Term Loan once repaid, may not be reborrowed.

(iv)

Bank’s obligation to make the Acquisition Term Loan to Parent is conditioned upon Bank’s receipt of the following, each in form and substance satisfactory to Bank: (1) the executed asset purchase agreement, together with all material schedules, exhibits and ancillary documents entered into in connection therewith; (2) subordination agreement duly executed by the shareholders of Target; and (3) an Acquisition Term Loan Request Form in the form of Exhibit B-1, executed by a Responsible Officer or its designee.

2.2

Overadvances. If the aggregate amount of the outstanding Advances exceeds the lesser of the Revolving Line or the Borrowing Base at any time, Borrowers shall immediately pay to Bank, in cash, the amount of such excess.

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2.3

Interest Rates, Payments, and Calculations.

(a)

Interest Rates.

(i)

Except as set forth in Section 2.3(b), the Advances shall bear interest, on the outstanding Daily Balance thereof, at a per annum rate equal to one percent (1%) above the Prime Rate, provided however that at no time shall the applicable rate be less than four and one half percent (4.50%) per annum.

(ii)

Except as set forth in Section 2.3(b), the Acquisition Term Loan shall bear interest, on the outstanding Daily Balance thereof, at a per annum rate equal to two percent (2.00%) above the Prime Rate, provided however that at no time shall the applicable rate be less than five and one half percent (5.50%) per annum.

(b)

Late Fee; Default Rate. If any payment is not made within ten (10) days after the date such payment is due, Borrowers shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount or (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

(c)

Payments. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrowers’ deposit accounts or against the Revolving Line, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder. All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment.

(d)

Lockbox. Borrowers shall cause all account debtors to wire any amounts owing to any Borrower to one or more restricted accounts (each, a “Bancontrol Account”) as Bank shall specify, and to mail all payments made by check to a post office box under Bank’s control. All invoices shall specify such post office box as the payment address. In the event that a Borrower utilizes payment processors, such Borrower shall cause such payment processor to execute a payment direction letter, in a form and substance satisfactory to Bank. Bank shall have sole authority to collect such payments and deposit them to the Bancontrol Account. If any Borrower receives any amount despite such instructions, Borrower shall immediately deliver such payment to Bank in the form received, except for an endorsement to the order of Bank and, pending such delivery, shall hold such payment in trust for Bank. Within two (2) Business Days after clearance of any amounts paid into the Bancontrol Account, Bank shall credit all amounts paid into the Bancontrol Account to the appropriate Borrower’s operating account maintained at Bank; provided however that upon an Event of Default that is continuing, Bank may, at its option credit all or any portion of amounts paid into the Bancontrol Account first against any amounts owing to Bank, and then any remaining balance of such amount shall be credited to such Borrower’s operating account maintained at Bank. Bank may, at its option, conduct a credit check of the Account Debtor for each Eligible Account requested by a Borrower for inclusion in the Borrowing Base. Bank may also verify directly with the respective account debtors the validity, amount and other matters relating to the Eligible Accounts, and notify any account debtor of Bank’s security interest in the Borrowers’ Accounts.

(e)

Computation. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased, effective as of the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

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2.4

Crediting Payments. Prior to the occurrence of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as a Borrower specifies. After the occurrence of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other item of payment shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific Time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

2.5

Fees and Expenses.

(a)

Facility Fees. Prior to the Effective Date, Borrowers have paid to Bank the following: (i) a facility fee with respect to the Revolving Facility equal to $5,000, and (ii) a facility fee with respect to the Acquisition Term Loan equal to $15,000, each of which are fully earned and nonrefundable.

(b)

Bank Expenses. Borrowers shall pay to Bank on the Effective Date, all Bank Expenses incurred through the Effective Date, including reasonable attorneys’ fees and expenses; and, after the Effective Date, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they are incurred by Bank.

2.6

Term. This Agreement shall become effective on the Effective Date and, subject to Section 12.8, shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions under this Agreement. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make Credit Extensions under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank’s Lien on the Collateral shall remain in effect for so long as any Obligations are outstanding.

3.

Conditions of Loans.

3.1

Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the condition precedent that Bank shall have received, in form and substance reasonably satisfactory to Bank, the following:

(a)

this Agreement;

(b)

a certificate of the Secretary of Parent with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

(c)

an intellectual property security agreement duly executed by Parent;

(d)

affirmation of guarantee duly executed by Geltech, Inc.;

(e)

evidence of Parent’s receipt of cash proceeds of at least $8,000,000 from the sale and issuance of Parent’s equity securities;

(f)

payment of the fees and Bank Expenses then due specified in Section 2.5 hereof; and

(g)

such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2

Conditions Precedent to all Credit Extensions. The obligation of Bank to make each Credit Extension, including the initial Credit Extension, is further subject to the following conditions:

(a)

timely receipt by Bank of the Borrowing Base Certificate or Acquisition Term Loan Request Form, as applicable, as provided in Section 2.1; and

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(b)

the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of a Borrower’s request for such Credit Extension and on the effective date of each Credit Extension as though made at and as of each such date, and no Event of Default shall have occurred and be continuing, or would exist after giving effect to such Credit Extension. The making of each Credit Extension shall be deemed to be a representation and warranty by Borrowers on the date of such Credit Extension as to the accuracy of the facts referred to in this Section 3.2.

4.

Creation of Security Interest.

4.1

Grant of Security Interest. Each Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrowers of each of its covenants and duties under the Loan Documents. Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof (subject only to Permitted Liens that are permitted pursuant to the terms of this Agreement to have superior priority to Bank’s Lien in this Agreement, and, with respect to the PRC Shares, subject to the obtainment of the Required Approvals).

4.2

Delivery of Additional Documentation Required. Each Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents. Each Borrower from time to time may deposit with Bank specific time deposit accounts to secure specific Obligations. Each Borrower authorizes Bank to hold such balances in pledge and to decline to honor any drafts thereon or any request by such Borrower or any other Person to pay or otherwise transfer any part of such balances for so long as the Obligations are outstanding.

4.3

Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrowers’ usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect each Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify each Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral.

4.4

Pledge of Shares. Each Borrower hereby pledges, assigns and grants to Bank, a security interest in all the Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. Within ten (10) days of the acquisition or certification of any Shares, the certificate or certificates for the Shares will be delivered to Bank, accompanied by an instrument of assignment duly executed in blank by the applicable Borrower. To the extent required by the terms and conditions governing the Shares, upon Bank’s request, Borrowers shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares, and/or to undertake the registration of such Shares as required by the laws governing such Shares, and Borrowers will execute and deliver such documents, and take or cause to be taken such actions, as Bank may reasonably request to perfect or continue the Shares. Upon the occurrence of an Event of Default hereunder, Bank may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Bank and cause new (as applicable) certificates representing such securities to be issued in the name of Bank or its transferee. Unless an Event of Default shall have occurred and be continuing, Borrowers shall be entitled to exercise any voting rights with respect to the Shares, to give consents, waivers and ratifications in respect thereof, and receive and retain any and all dividends and other distributions paid with respect to the Shares, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

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5.

Representations and Warranties.

Each Borrower represents and warrants as follows:

5.1

Due Organization and Qualification. Each Borrower and each Subsidiary is a corporation duly existing under the laws of its state of incorporation and qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect.

5.2

Due Authorization; No Conflict. The execution, delivery, and performance of the Loan Documents are within each Borrower’s powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in such Borrower’s Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which a Borrower is a party or by which a Borrower is bound. No Borrower is in default under any material agreement to which it is a party or by which it is bound.

5.3

No Prior Encumbrances. Each Borrower has good and marketable title to its property, free and clear of Liens, except for Permitted Liens.

5.4

Bona Fide Eligible Accounts. The Eligible Accounts are bona fide existing obligations. The property and services giving rise to such Eligible Accounts has been delivered or rendered to the account debtor or to the account debtor’s agent for immediate and unconditional acceptance by the account debtor. No Borrower has received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account.

5.5

Merchantable Inventory. All Inventory is in all material respects of good and marketable quality, free from all material defects, except for Inventory for which adequate reserves have been made.

5.6

Intellectual Property. Each Borrower is the sole owner of the Intellectual Property, except for non-exclusive licenses granted by such Borrower to its customers in the ordinary course of business and those exclusive licenses granted by Borrower and disclosed in the Schedule. Each of the Patents is valid and enforceable, and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to a Parent’s Knowledge, no written claim has been made that any part of the Intellectual Property violates the rights of any third party. Except as set forth in the Schedule, a Borrower’s rights as a licensee of intellectual property do not give rise to more than five percent (5%) of its gross revenue in any given month, including without limitation revenue derived from the sale, licensing, rendering or disposition of any product or service. No Borrower is a party to, or bound by, any agreement that restricts the grant by such Borrower of a security interest in such Borrower’s rights under such agreement.

5.7

Name; Location of Chief Executive Office. Except as disclosed in the Schedule, no Borrower has done business under any name other than that specified on the signature page hereof; or, in the past five (5) years, changed its jurisdiction of formation, corporate structure, organizational type, or any organizational number assigned by its jurisdiction. The chief executive office of Borrower is located at the address indicated in Section 10 hereof. All Borrowers’ Inventory and Equipment are located only at the locations set forth in the Schedule.

5.8

Litigation. Except as set forth in the Schedule, there are no actions or proceedings pending by or against a Borrower or any Subsidiary before any court or administrative agency which would, if there were an unfavorable decision, has or could reasonably be expected to result in a Material Adverse Effect.

5.9

No Material Adverse Change in Financial Statements. All consolidated and consolidating financial statements related to a Borrower and any Subsidiary that Bank has received from Borrowers fairly present in all material respects such Borrower’s financial condition as of the date thereof and such Borrower’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in the consolidated or the consolidating financial condition of Borrowers since the date of the most recent of such financial statements submitted to Bank.

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5.10

Solvency, Payment of Debts. . Each Borrower is solvent and able to pay its debts (including trade debts) as they mature.

5.11

Regulatory Compliance. Each Borrower and each Subsidiary have met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from a Borrower’s failure to comply with ERISA that could result in such Borrower’s incurring any material liability. No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Borrower is engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Each Borrower and each Subsidiary have complied in all material respects with all the provisions of the Federal Fair Labor Standards Act. Each Borrower and each Subsidiary have not violated any material statutes, laws, ordinances or rules applicable to it.

5.12

Environmental Condition. None of a Borrower’s or any Subsidiary’s properties or assets has ever been used by a Borrower or any Subsidiary or, to a Parent’s Knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to a Parent’s Knowledge, none of Borrowers’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by a Borrower or any Subsidiary; and neither Borrowers nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrowers or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

5.13

Taxes. Each Borrower and each Subsidiary have filed or caused to be filed all tax returns required to be filed, and have paid, or have made adequate provision for the payment of, all taxes reflected therein.

5.14

Subsidiaries. Except as set forth on the Schedule, Borrowers do not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

5.15

Government Consents. Each Borrower and each Subsidiary have obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of such Borrower’s business as currently conducted, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

5.16

Operating, Depository and Investment Accounts. As of the Effective Date, all of Borrower’s or any Subsidiary’s operating, depository and investment accounts maintained outside of Bank are listed on the Schedule (collectively, the “Permitted Accounts”). All of a Borrower’s or any Subsidiary’s domestic operating, depository and investment accounts are maintained with Bank, except that which is in compliance with Section 6.8.

5.17

Shares. Subject to the satisfaction of and obtaining the Required Approvals and compliance with applicable laws as to the PRC Shares, each Borrower has full power and authority to create a first lien on the Shares and no disability or contractual obligation exists that would prohibit such Borrower from pledging the Shares pursuant to this Agreement. To each Borrower’s Knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To each Borrower’s Knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and each Borrower knows of no reasonable grounds for the institution of any such proceedings. Borrowers shall use commercially reasonable efforts to make any filings or registrations or obtain any approvals that are required in connection with the grant and creation of the security interest in the PRC Shares as soon as reasonably practicable following request from Bank.

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5.18

Full Disclosure. To Parent’s Knowledge, no representation, warranty or other statement made by a Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

5.19

PRC Shares. Notwithstanding anything in this Agreement to the contrary, all representations and warranties with respect to any matter related to the Chinese Subsidiary, including, without limitation, any representation or warranty regarding the grant, creation, attachment, perfection or enforceability of a security interest in any of the PRC Shares are subject to the satisfaction of and obtaining the Required Approvals and compliance with applicable laws as to the PRC Shares.

6.

Affirmative Covenants.

Each Borrower shall do all of the following:

6.1

Good Standing. Each Borrower shall maintain its and each of its Subsidiaries’ corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to do so could reasonably be expected to have a Material Adverse Effect. Each Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, in force all licenses, approvals and agreements, the loss of which could reasonably be expected to have a Material Adverse Effect.

6.2

Government Compliance. Each Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Each Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

6.3

Financial Statements, Reports, Certificates. Borrowers shall deliver the following to Bank: (a) within thirty (30) days after the last day of each month, aged listings of accounts receivable and accounts payable, together with a deferred revenue listing and a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto; (b) as soon as available, but in any event within thirty (30) days after the end of each month, a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto; (c) as soon as available, but in any event within thirty (30) days after the end of each month, a Borrower prepared consolidated and consolidating balance sheet, income, and cash flow statement covering each Borrower’s consolidated and consolidating operations during such period, prepared in accordance with GAAP, consistently applied, in a form reasonably acceptable to Bank; (d) as soon as available, but in any event within one hundred twenty (120) days after the end of a Borrower’s fiscal year, audited consolidated and consolidating financial statements of such Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; provided, however that the filing of such financial statements and opinion of an independent certified public accounting firm with the Securities and Exchange Commission through EDGAR will satisfy such Borrower’s delivery obligations hereunder upon notice to Bank of such filings; (e) as soon as available, but in any event no later than thirty (30) days following the beginning of a Borrower’s next fiscal year, annual operating projections (including income statements, balance sheets and cash flow statements presented in a quarterly format) for such fiscal year, approved by such Borrower’s board of directors and in form and substance reasonably satisfactory to Bank; (f) unless complete copies of the following are not available on EDGAR, copies of all statements, reports and notices sent or made available generally by a Borrower to its security holders or to any holders of Subordinated Debt; (g) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against a Borrower or any Subsidiary that could result in damages or costs to such Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more, or any commercial tort claim (as defined in the Code) acquired by a Borrower; (h) within 30 days following the end of each month, copies of all bank statements with respect to all accounts of Borrowers or any Subsidiary maintained outside of Bank; and (i) such budgets, sales projections, operating plans, other financial information including information related to the verification of a Borrower’s Accounts as Bank may reasonably request from time to time. For the avoidance of doubt, all information disclosed by a Borrower, or any of its Subsidiaries, to Bank pursuant to this Section 6.3, shall be kept confidential by Bank in accordance with Section 12.9.

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6.4

Audits. Bank shall have a right from time to time hereafter to audit each Borrower’s Accounts and appraise Collateral at Borrowers’ expense, provided that such audits will be conducted no more often than once every twelve (12) months unless an Event of Default has occurred and is continuing.

6.5

Inventory; Returns. Borrowers shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrowers and their account debtors shall be on the same basis and in accordance with the usual customary practices of Borrowers, as they exist at the time of the execution and delivery of this Agreement. Borrowers shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Hundred Thousand Dollars ($100,000).

6.6

Taxes. Each Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and each Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that such Borrower or a Subsidiary has made such payments or deposits; provided that such Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrowers.

6.7

Insurance.

(a)

Each Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where each Borrower’s business is conducted on the date hereof. Each Borrower shall also maintain insurance relating to such Borrower’s business, ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to such Borrower’s.

(b)

All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of property insurance insuring property located in the United States shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to Bank, showing Bank as an additional loss payee thereof, and all liability insurance policies issued to a Borrower or its domestic Subsidiaries shall show the Bank as an additional insured and shall specify that the insurer must give at least twenty (20) days’ notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrowers shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank to be applied on account of the Obligations. Notwithstanding the foregoing, (x) so long as no Event of Default has occurred that is continuing, Borrowers shall have the option of applying the proceeds of any casualty policy up to One Million Dollars ($1,000,000) in the aggregate for all losses under all casualty policies in any one year, toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property shall be of equal or like value as the replaced or repaired Collateral and shall be deemed Collateral in which Bank has been granted a first priority security interest, and (y) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Bank, be payable to Bank on account of the Obligations. Borrowers shall give Bank prompt written notice (which shall in no event be greater than ten (10) days following such occurrence) of the occurrence of any casualty affecting the Collateral or properties covered by the insurance policies required by this Section 6.7(b) or any portion thereof.

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6.8

Operating, Depository and Investment Accounts.

(a)

Domestic. Each Borrower shall maintain and shall cause each of its domestic Subsidiaries to maintain its primary domestic depository and operating accounts with Bank. For each domestic operating, depository or investment account, including each Permitted Account, that a Borrower maintains outside of Bank, such Borrower shall either: (i) cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver an account control agreement or other appropriate instrument in form and substance reasonably satisfactory to Bank; or (ii) maintain an account balance in each such Permitted Account in an amount not to exceed Ten Thousand Dollars ($10,000) at any given time. Notwithstanding the foregoing, Target shall have 45 days from the Funding Date to transition and close its existing domestic accounts maintained outside of Bank and comply with the foregoing covenants.

(b)

Foreign. Borrowers and its Subsidiaries (including Target’s and Parent’s foreign Subsidiaries) may maintain accounts outside of Bank with foreign financial institutions without being subject to any account control agreement as long as the aggregate amount maintained in all such accounts does not exceed $500,000 at any time, provided however that the Chinese Subsidiary may maintain accounts with foreign financial institutions that are not subject to an account control agreement or the dollar limitation set forth in the foregoing clause as long as such accounts (and the balances in such accounts) are consistent with past practices and in the ordinary course of business.

6.9

Financial Covenants.

(a)

Fixed Charge Coverage Ratio. Borrowers shall maintain a Fixed Charge Coverage Ratio of at least 1.15 to 1.00, measured at the end of each calendar quarter on a rolling twelve (12) month basis.

(b)

Asset Coverage Ratio. Borrowers shall maintain, at all times and measured monthly, a ratio of (i) Eligible Accounts plus unrestricted cash maintained with Bank plus unrestricted cash maintained in accounts subject to an account control agreement in favor of Bank and in form and substance satisfactory to Bank, to (ii) all outstanding Advances plus the twelve upcoming Scheduled Payments, of at least 1.50 to 1.00.

6.10

Intellectual Property Rights.

(a)

(i) Protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise Bank in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to either a Borrower’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

(b)

Borrowers shall promptly give Bank written notice of any applications or registrations of intellectual property rights filed with the United States Patent and Trademark Office, including the date of such filing and the registration or application numbers, if any. Borrowers shall (i) give Bank not less than thirty (30) days prior written notice of the filing of any applications or registrations with the United States Copyright Office, including the title of such intellectual property rights to be registered, as such title will appear on such applications or registrations, and the date such applications or registrations will be filed, and (ii) prior to the filing of any such applications or registrations, shall execute such documents as Bank may reasonably request for Bank to maintain its perfection in such intellectual property rights to be registered by any Borrower, and upon the request of Bank, shall file such documents simultaneously with the filing of any such applications or registrations. Upon filing any such applications or registrations with the United States Copyright Office, Borrowers shall promptly provide Bank with (i) a copy of such applications or registrations, without the exhibits, if any, thereto, (ii) evidence of the filing of any documents requested by Bank to be filed for Bank to maintain the perfection and priority of its security interest in such intellectual property rights, and (iii) the date of such filing.

(c)

Bank may audit any Borrower’s Intellectual Property to confirm compliance with this Section, provided such audit may not occur more often than twice per year, unless an Event of Default has occurred and is continuing. Bank shall have the right, but not the obligation, to take, at Borrowers’ sole expense, any actions that a Borrower is required under this Section to take but which such Borrower fails to take, after fifteen (15) days’ notice to Borrowers. Borrowers shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section.

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6.11

Formation or Acquisition of Subsidiaries. Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrowers forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary, Borrowers shall (a) cause such new Subsidiary to provide to Bank a joinder to this Agreement to cause such Subsidiary to become a co-borrower hereunder, together with such appropriate financing statements and/or control agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject to Permitted Liens) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers and financing statements, pledging all of the direct or beneficial ownership interest in such new Subsidiary, in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank that in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.

6.12

Post-Closing Covenants. (a) Within one (1) Business Day following the Funding Date, Parent shall deliver to Bank, (i) copies of all documentation with respect to the payoff and termination of liens pursuant to Section 1.7(g) of the Stock Purchase Agreement dated as of August 3, 2016 by and between Parent, Target and the other parties named therein (the “Acquisition Agreement”) and (ii) a joinder agreement in substantially similar form as Exhibit E attached hereto, along with a corporate resolutions and incumbency certificate, (including certified copies of ISP’s formation documents), an intellectual property security agreement, a lockbox service agreement, and certificate(s) of insurance, naming Bank as loss payee and additional insured to insurance policies of Target and its Subsidiary; and (b) within ten (10) Business Days following Funding Date, the original stock certificates (with an assignment separate from certificate executed in blank) evidencing Parent’s ownership of the capital stock of Target.

6.13

Further Assurances. At any time and from time to time Borrowers shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

7.

Negative Covenants.

No Borrower will do any of the following:

7.1

Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of a Borrower or its Subsidiaries in the ordinary course of business; or (iii) Transfers of worn-out or obsolete Equipment.

7.2

Change in Business; Change in Control or Executive Office. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrowers and any business substantially similar or related thereto (or incidental thereto); cease to conduct business substantially in the manner conducted by Borrowers as of the Effective Date; or suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank, relocate its chief executive office or state of incorporation or change its legal name; or without Bank’s prior written consent, change the date on which its fiscal year ends.

7.3

Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, provided however, that a Borrower may acquire all or substantially all of the capital stock or property of another Person with prior notice to Bank (but without the prior written consent of Bank) if each the following conditions is applicable: (i) no Event of Default has occurred, is continuing or would exist after giving effect to such transactions, (ii) such transactions do not result in a Change in Control, (iii) such Borrower is the surviving entity, and (iv) after giving effect to such transaction, such Borrower remains in full compliance with all financial covenants set forth herein.

7.4

Indebtedness. Create, incur, guarantee, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

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7.5

Encumbrances. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens, or enter into any agreement with any Person other than Bank not to grant a security interest in, or otherwise encumber, any of its property, or permit any Subsidiary to do so.

7.6

Distributions. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock, or permit any of its Subsidiaries to do so, except that Borrowers may repurchase the stock of former employees pursuant to stock repurchase agreements as long as an Event of Default does not exist prior to such repurchase or would not exist after giving effect to such repurchase, and the aggregate amount of such repurchase does not exceed $100,000 in any fiscal year.

7.7

Investments. (i) Directly or indirectly acquire or own, or make any Investment in or to any Person that is not an Affiliate, or permit any of its Subsidiaries so to do, other than Permitted Investments; (ii) make any Investment or downstream any cash or other property to any Subsidiary that is not a Borrower hereunder in an aggregate amount in excess of $100,000 per year without Bank’s prior written consent; or (iii) maintain or invest any of its property with a Person other than Bank or permit any of its Subsidiaries to do so except in compliance with Section 6.8); or (iv) suffer or permit any Subsidiary to be a party to, or be bound by, an agreement that restricts such Subsidiary from paying dividends or otherwise distributing property to a Borrower.

7.8

Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrowers except for (i) transactions that are in the ordinary course of such Borrower’s business, upon fair and reasonable terms that are no less favorable to such Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person; and (ii) transactions with a foreign Subsidiary pursuant to transfer pricing arrangements consistent with past practices and in the ordinary course of business.

7.9

Subordinated Debt. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank’s prior written consent.

7.10

Inventory and Equipment. Store the Inventory or the Equipment with a bailee, warehouseman, or other third party unless the third party has been notified of Bank’s security interest and Bank (a) has received an acknowledgment from the third party that it is holding or will hold the Inventory or Equipment for Bank’s benefit or (b) is in pledge possession of the warehouse receipt, where negotiable, covering such Inventory or Equipment. Except as provided in the previous sentence, store or maintain any Equipment or Inventory at a location other than the locations set forth in the Schedule.

7.11

Compliance. Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Credit Extension for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could reasonably be expected to have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of its Subsidiaries to do any of the foregoing.

8.

Events of Default.

Any one or more of the following events shall constitute an Event of Default by Borrowers under this Agreement:

8.1

Payment Default. If Borrowers fail to pay, when due, any of the Obligations;

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8.2

Covenant Default.

(a)

If a Borrower fails to perform any obligation under Article 6 other than Section 6.1, 6.2, or 6.10 or violates any of the covenants contained in Article 7 of this Agreement; or

(b)

If a Borrower fails or neglects to perform or observe any provision of Section 6.1, 6.2, or 6.10 or any other material term, provision, condition, covenant contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between such Borrower and Bank and as to any default under such other term, provision, condition or covenant that can be cured, has failed to cure such default within twenty (20) days after such Borrower receives notice thereof or any officer of such Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the twenty (20) day period or cannot after diligent attempts by such Borrower be cured within such twenty (20) day period, and such default is likely to be cured within a reasonable time, then such Borrower shall have an additional reasonable period (which shall not in any case exceed an additional twenty (20) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default but no Credit Extensions will be made;

8.3

Material Adverse Effect. If there occurs any circumstance or circumstances that could reasonably be expected to have a Material Adverse Effect;

8.4

Attachment. If any portion of a Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within twenty (20) days, or if a Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any portion of a Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of a Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within twenty (20) days after any Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by such Borrower (provided that no Credit Extensions will be required to be made during such cure period);

8.5

Insolvency. If a Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by a Borrower, or if an Insolvency Proceeding is commenced against any Borrower and is not dismissed or stayed within forty five (45) days (provided that no Credit Extensions will be made prior to the dismissal of such Insolvency Proceeding);

8.6

Other Agreements. If there is a default or other failure to perform in any agreement to which a Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Three Hundred Thousand Dollars ($300,000) or which could reasonably be expected to have a Material Adverse Effect;

8.7

Subordinated Debt. If any Borrower makes any payment on account of Subordinated Debt, except to the extent the payment is allowed under any subordination agreement entered into with Bank;

8.8

Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Three Hundred Thousand Dollars ($300,000) shall be rendered against any Borrower and shall remain unsatisfied and unstayed for a period of twenty (20) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

8.9

Misrepresentations. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document; or

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8.10

Guaranty. If any guaranty of all or a portion of the Obligations (a “Guaranty”) ceases for any reason to be in full force and effect, or any guarantor fails to perform any obligation under any Guaranty or a security agreement securing any Guaranty (collectively, the “Guaranty Documents”), or any event of default occurs under any Guaranty Document or any guarantor revokes or purports to revoke a Guaranty, or any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth in any Guaranty Document or in any certificate delivered to Bank in connection with any Guaranty Document, or if any of the circumstances described in Sections 8.3 through 8.8 occur with respect to any guarantor or becomes subject to any criminal prosecution, or any circumstances arise causing Bank, in good faith, to become insecure as to the satisfaction of any of any guarantor’s obligations under the Guaranty Documents.

9.

Bank’s Rights and Remedies.

9.1

Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrowers:

(a)

Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5, all Obligations shall become immediately due and payable without any action by Bank);

(b)

Cease advancing money or extending credit to or for the benefit of Borrowers under this Agreement or under any other agreement between Borrowers and Bank;

(c)

may notify any Person owing funds to a Borrower of Bank’s security interest in such funds and verify the amount of such Account; settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank’s security interest in such funds and verify the amount of such account. Borrowers shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit;

(d)

Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Each Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Each Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank’s determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of a Borrower’s owned premises, each Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(e)

Set off and apply to the Obligations any and all (i) balances and deposits of any Borrower held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Borrowers held by Bank;

(f)

Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, each Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section 9.1, Borrowers’ rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(g)

Dispose of the Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including each Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

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(h)

place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral;

(i)

demand and receive possession of a Borrower’s Books;

(j)

Bank may credit bid and purchase at any public sale; and

(k)

exercise all rights and remedies available to Bank under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrowers.

9.2

Power of Attorney. Effective only upon the occurrence and during the continuance of an Event of Default, each Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as such Borrower’s true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (b) notify all account debtors with respect to the Accounts to pay Bank directly; (c) sign a Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to a Borrower’s policies of insurance; (e) demand, collect, receive, sue, and give releases to any account debtor for the monies due or which may become due upon or with respect to the Accounts and to compromise, prosecute, or defend any action, claim, case or proceeding relating to the Accounts; (f) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; (g) sell, assign, transfer, pledge, compromise, discharge or otherwise dispose of any Collateral; (h) receive and open all mail addressed to a Borrower for the purpose of collecting the Accounts; (i) endorse either a Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (j) execute on behalf of a Borrower any and all instruments, documents, financing statements and the like to perfect Bank’s interests in the Accounts and proceeds thereof and file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral; and (k) do all acts and things necessary or expedient, in furtherance of any such purposes; provided however Bank may exercise such power of attorney with respect to any actions described in clause (j) above, regardless of whether an Event of Default has occurred. The appointment of Bank as each Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions hereunder is terminated.

9.3

Bank Expenses. If Borrowers fail to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrowers: (a) make payment of the same or any part thereof; (b) set up such reserves under a loan facility in Section 2.1 as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.7 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.4

Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrowers.

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9.5

Shares. Each Borrower recognizes that Bank may be unable to effect a public sale of any or all the Shares, by reason of certain prohibitions contained in federal securities laws and applicable state and provincial securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Borrowers acknowledge and agree that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Bank shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the issuer thereof to register such securities for public sale under federal securities laws or under applicable state and provincial securities laws, even if such issuer would agree to do so. Upon the occurrence of an Event of Default which continues, Bank shall have the right to exercise all such rights as a secured party under the Code as it, in its sole judgment, shall deem necessary or appropriate, including without limitation the right to liquidate the Shares and apply the proceeds thereof to reduce the Obligations. Effective only upon the occurrence and during the continuance of an Event of Default, Borrowers hereby irrevocably appoint Bank (and any of Bank’s designated officers, or employees) as such Borrowers’ true and lawful attorney to enforce such Borrower’s rights against any Subsidiary, including the right to compel any Subsidiary to make payments or distributions owing to such Borrower.

9.6

No Waiver; Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by Borrowers of any provision of this Agreement or any other Loan Document shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by the party granting the waiver and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7

Demand; Protest. Each Borrower waives, to the extent permitted by applicable law, demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrowers may in any way be liable.

10.

Notices.

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid; (b) upon confirmed transmission when sent by electronic mail or facsimile transmission during normal business hours on a Business Day, otherwise, on the next Business Day; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, facsimile number, or email address indicated below. Bank or Borrower may change its mailing or electronic mail address or facsimile number by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to any Borrower:

LightPath Technologies, Inc.
2603 Challenger Tech Ct., Suite 100
Orlando, FL 32826
Attn: James J. Gaynor and Dorothy Cipolla
FAX: (407) 382-4007
Email: dcipolla@lightpath.com

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with a copy to:

Baker & Hostetler LLP

200 South Orange Avenue, Suite 2300
Orlando, FL 32801
Attn: Jeffrey E. Decker, Esq.
FAX: (407) 841-0168
Email: jdecker@bakerlaw.com

If to Bank:

Avidbank
50 West San Fernando Street, Suite 850
San Jose, California 95113
Attn: Stephen Chen
FAX: 855-208-1157
Email: schen@avidbank.com; and corpfinance@avidbank.com

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.

CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWERS AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure § 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

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12.

General Provisions.

12.1

Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by any Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Borrowers to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.2

Indemnification. Each Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrowers whether under this Agreement, or otherwise (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3

Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.4

Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

12.5

Correction of Loan Documents. Bank may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.6

Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. Notwithstanding the foregoing, this Agreement may be amended to add any Person as a Borrower hereunder by execution of a Joinder Agreement in substantially similar form as Exhibit E attached hereto. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement and the Loan Documents, if any, are merged into this Agreement and the Loan Documents.

12.7

Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. Notwithstanding the foregoing, Borrowers shall deliver all original signed documents requested by Bank no later than ten (10) Business Days following the date hereof.

12.8

Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Credit Extensions to Borrowers. The obligations of Borrowers to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

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12.9

Confidentiality. In handling any confidential information Bank and all employees and agents of Bank, including but not limited to accountants, shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrowers, (ii) to prospective transferees or purchasers of any interest in the loans, provided that they are similarly bound by confidentiality obligations, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

12.10

Patriot Act Notice. Bank hereby notifies Borrowers that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56 (signed into law on October 26, 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes names and addresses and other information that will allow Bank, as applicable, to identify the Borrowers in accordance with the Patriot Act.

12.11

Third Parties. Nothing in this Agreement, whether express or implied, is intended to: (a) confer any benefits, rights or remedies under or by reason of this Agreement on any persons other than the express parties to it and their respective permitted successors and assigns; (b) relieve or discharge the obligation or liability of any person not an express party to this Agreement; or (c) give any person not an express party to this Agreement any right of subrogation or action against any party to this Agreement.

13.

Co-Borrowers.

13.1

Co-Borrowers. Borrowers are jointly and severally liable for the Obligations and Bank may proceed against one Borrower to enforce the Obligations without waiving its right to proceed against any other Borrower. This Agreement and the Loan Documents are a primary and original obligation of each Borrower and shall remain in effect notwithstanding future changes in conditions, including any change of law or any invalidity or irregularity in the creation or acquisition of any Obligations or in the execution or delivery of any agreement between Bank and any Borrower. Each Borrower shall be liable for existing and future Obligations as fully as if all of the Credit Extensions were advanced to such Borrower. Bank may rely on any certificate or representation made by any Borrower as made on behalf of, and binding on, all Borrowers, including without limitation advance request forms and compliance certificates. Each Borrower appoints each other Borrower as its agent with all necessary power and authority to give and receive notices, certificates or demands for and on behalf of all Borrowers, to act as disbursing agent for receipt of any Credit Extensions on behalf of each Borrower and to apply to Bank on behalf of each Borrower for any Credit Extensions, any waivers and any consents. This authorization cannot be revoked, and Bank need not inquire as to one Borrower’s authority to act for or on behalf of another Borrower.

13.2

Subrogation and Similar Rights. Notwithstanding any other provision of this Agreement or any other Loan Document, each Borrower irrevocably subordinates all, and agrees not to assert any, until all obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrowers, rights that it may have at law or in equity (including, without limitation, any law subrogating a Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by a Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. If any payment is made to a Borrower in contravention of this Section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

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13.3

Waivers of Notice. Each Borrower waives, to the extent permitted by law, notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default except as set forth herein; notice of the amount of the Obligations outstanding at any time; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase a Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; and all other notices and demands to which a Borrower would otherwise be entitled by virtue of being a co-borrower or a surety. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of a Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Bank with respect to the Obligations in any manner or whatsoever.

13.4

Subrogation Defenses. Until all Obligations are paid in full and Bank has no further obligation to make Credit Extensions to Borrowers, each Borrower hereby waives any defense based on impairment or destruction of its subrogation or other rights against any other Borrower and waives all benefits which might otherwise be available to it under California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899, and 3433 and California Code of Civil Procedure Sections 580a, 580b, 580d and 726, as those statutory provisions are now in effect and hereafter amended, and under any other similar statutes now and hereafter in effect.

13.5

Right to Settle, Release.

(a)

The liability of Borrowers hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, of rights, if any, which Bank may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

(b)

Without notice to any given Borrowers and without affecting the liability of any given Borrowers hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to any other Borrower by written agreement with such other Borrower, (ii) grant other indulgences to another Borrower in respect of the Obligations, (iii) modify in any manner any documents relating to the Obligations with respect to any other Borrower by written agreement with such other Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle, renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

13.6

Subordination. All indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Obligations and a Borrower holding the indebtedness shall take all actions reasonably requested by Bank to effect, to enforce and to give notice of such subordination.

[signature page follows]

26

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into as of the date first above written.

LightPath Technologies, Inc.

By:	/s/ J. James Gaynor

Name:	J. James Gaynor

Title:	Chief Executive Officer

Avidbank

By:	/s/ Jon Krogstad

Name:	Jon Krogstad

Title:	Senior Vice President

27

DEBTOR:

LIGHTPATH TECHNOLOGIES, INC.

SECURED PARTY:

AVIDBANK

Exhibit A

COLLATERAL DESCRIPTION ATTACHMENT
TO LOAN AND SECURITY AGREEMENT

All personal property of the above named Debtor (herein referred to as “Debtor”) whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)

all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), commercial tort claims, deposit accounts, securities accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and all intellectual property and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b)

any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time.

EXHIBIT B
ACQUISITION TERM LOAN REQUEST FORM

To:	Avidbank

Fax/Email:	(408) 200-7399 / (855) 208-1157 corpfinance@avidbank.com

Date:

From:	LIGHTPATH TECHNOLOGIES, INC.
Borrower’s Name

Authorized Signature

Authorized Signer’s Name (please print)

Phone Number

To Account #

LIGHTPATH TECHNOLOGIES, INC. (“Parent”) hereby requests funding of the Acquisition Term Loan in the amount of $___________, in accordance with Section 2.1(b) of the Second Amended and Restated Loan and Security Agreement between Borrowers and Avidbank (“Lender”), dated as of December 21, 2016 and as amended (the “Agreement”).

Each Borrower represents and warrants that it is in complete compliance with the Agreement, including all covenants, and there are no Events of Default, and all representations and warranties of Borrowers stated in the Agreement are true, correct and complete in all material respects as of the date of this request; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

Capitalized terms used herein and not otherwise defined have the meanings set forth in the Agreement.

Exhibit C
Borrowing Base Certificate

Borrowers:	LightPath Technologies, Inc. et al		Lender:	Avidbank
Commitment Amount:	$1,000,000		Loan #:

ACCOUNTS RECEIVABLE		Period:
1	Accounts Receivable Book Value as of:	_________		$0
2	Additions			$0
3	Total Accounts Receivable:			$0

ACCOUNTS RECEIVABLE DEDUCTIONS
4	A/R Aged over 90 Days from invoice date		$0
5	Contra Accounts		$0
6	Concentrations	35%	$0
7	Cross aging over	35%	$0
8	Foreign Accounts other than Canada (w/out Insurance or LC)		$0
9	Government Accounts		$0
10	Affiliate/Employee Accounts		$0
11	Over 90 credits		$0
12	Prebillings, retention billings, progress billings		$0
13	Bill and Hold		$0
14	Other Deductions		$0
15	Total Ineligible Accounts:		$0
16	Total Eligible Accounts (#3 minus #15)			$0
17	Advance Rate			80%
18	Borrowing Base (#16 multiplied by #17)			$0

BALANCES
19	Maximum Loan Amount		$1,000,000
20	Total Borrowing Capacity (lesser of #18 and #19)			$0
21	Less: Present Balance owing on Line of Credit			$0
22	Remaining Availability (#20 minus #21)			$0

If line #22 is a negative number, this amount must be remitted to the Bank immediately to bring loan balance into compliance. By signing this form you authorize Bank to deduct any advance amounts directly from the company’s checking account at Avidbank in the event there is an overadvance.

The undersigned represents and warrants that the foregoing is true, complete and correct in all material respects, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Avidbank.

Borrowers hereby request funding in the amount of ____________________ in accordance with this Borrowing Base Certificate. All representations and warranties of Borrowers stated in the Loan and Security Agreement are true, correct, and complete in all material respects as of the date of this Borrowing Base Certificate; provided that those representations and warranties expressly referring to another date shall be true, correct, and complete in all material respects as of such date.

By (Authorized Signer):		Title:		Date:

Reviewed by Bank:		Title:		Date:

Exhibit D
Compliance Certificate

TO:

AVIDBANK (“Bank”)

FROM:

LIGHTPATH TECHNOLOGIES, INC., ET AL

The undersigned authorized officer of LightPath Technologies, Inc. on behalf of Borrowers hereby certifies that in accordance with the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrowers and Bank (the “Agreement”), (i) each Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of each Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

A/R & A/P Agings	Monthly within 30 days		Yes	No
Deferred Revenue listing	Monthly within 30 days		Yes	No
Borrowing Base Certificate	Monthly within 30 days		Yes	No
Compliance Certificate	Monthly within 30 days		Yes	No
Bank statements for accounts outside of Bank	Monthly within 30 days		Yes	No
Monthly consolidated financial statements	Monthly within 30 days		Yes	No
Monthly consolidating financial statements	Monthly within 30 days		Yes	No
Annual financial statements (CPA Audited)	Annually within 120 days of fiscal year end		Yes	No
Annual projections (board approved)	Annually within 30 days following fiscal year beginning		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R Audit	Annually		Yes	No
IP Notices	As required under Section 6.10		Yes	No

Financial Covenant	Required	Actual	Complies

Fixed Charge Coverage Ratio (quarterly)	1.15 : 1.00	____: 1.00	Yes	No

Minimum Asset coverage ratio (monthly)	1.50 : 1.00	____: 1.00	Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by: __________________________
Sincerely,	AUTHORIZED SIGNER

Date: __________________________
__________________________
Verified: __________________________
SIGNATURE	AUTHORIZED SIGNER

__________________________
Date: __________________________
TITLE
__________________________	Compliance Status	Yes	No

DATE

EXHIBIT E

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT

This Joinder Agreement (the “Joinder”) is entered into as of _____________ __, 201__ by and among [ISP Optics Corporation] (“[Target]”) for the benefit of Avidbank (“Bank”).

RECITALS

Bank and LightPath Technologies, Inc. (“Parent”) are parties to that certain Loan and Security Agreement dated as of September 30, 2013 (the “Loan Agreement”), as maybe amended from time to time, including the Second Amended and Restated Loan and Security Agreement dated December 21, 2016. By execution below, Target intends to join as a borrower under the Loan Agreement in accordance with the terms set forth in this Joinder and pursuant to Section 13.5 of the Agreement.

AGREEMENT

1.

ADDITION OF CO-BORROWER. Target is hereby added to the Loan Agreement as a “Borrower” thereunder, and each reference to “Borrower” in the Loan Agreement and any other Loan Document shall mean and refer to each of Parent, Target, and each of Parent’s Subsidiaries named as a Borrower thereunder, individually and collectively. Target assumes, as a joint and several obligor thereunder, all of the Obligations, liabilities and indemnities of a Borrower under the Loan Agreement and all other Loan Documents; and covenants and agrees to be bound by and adhere to all of the terms, covenants, waivers, releases, agreements and conditions of or respecting a Borrower with respect to the Loan Agreement and the other Loan Documents and all of the representations and warranties contained in the Loan Agreement and the other Loan Documents with respect to a Borrower. Without limiting the generality of the foregoing, Target grants Bank a security interest in the Collateral described on Exhibit A to the Loan Agreement to secure performance and payment of all Obligations under the Loan Agreement, and authorizes Bank to file financing statements or other instruments with all appropriate jurisdictions to perfect or protect Bank’s interest or rights hereunder and under the Loan Documents.

2.

ADDITIONAL DOCUMENTS. In connection with and in furtherance of the foregoing, Target hereby also delivers to Bank the following documents:

(a)

corporate resolutions and incumbency certificate duly executed by Target, with certified copies of Target’s formation documents;

(b)

delivery of share certificates of with respect to ISP Optics Latvia, SIA, a limited liability company formed under the Laws of the Republic of Latvia and registered with the commercial register under registration No. 40103009686, if certificated, with stock powers;

(c)

intellectual property security agreement duly executed by Target;

(d)

lockbox service agreement duly executed by Target; and

(e)

certificate(s) of insurance naming Bank as the loss payee and additional insured to insurance policies of Target.

3.

MISCELLANEOUS. Unless otherwise defined, all initially capitalized terms in this Joinder shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. In the event that any signature to this Joinder is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

[signature page follows]

In Witness Whereof, the undersigned has entered into this Joinder as of the date set forth above.

[ISP OPTICS CORPORATION]

By:

Name:

Title:

Acknowledged and agreed to by:

LIGHTPATH TECHNOLOGIES, INC.

By:

Name:

Title: